Exhibit 99.1

MEDIA CONTACTS:	Pam Joy
(207) 642-7337
pjoy@fairpoint.com

Connie Gemmer
(207) 774-2458, x 102
connie@bartongingold.com

MAINE’S ‘22 INDEPENDENTS’ REACH AGREEMENT WITH FAIRPOINT
COMMUNICATIONS REGARDING PROPOSED TRANSACTION RELATING TO
VERIZON’S WIRELINE OPERATIONS IN STATE

PORTLAND, ME (October 19, 2007)– FairPoint Communications, Inc. (NYSE: FRP) today announced that Maine’s 22 independent incumbent local exchange carriers (the “22 Independents”) have each entered into a Settlement Agreement with FairPoint regarding the continuation of existing network management arrangements between those companies and Verizon.

The agreement will become effective upon the close of the transaction relating to Verizon’s wireline operations in Vermont, Maine and New Hampshire.  The 22 Independents include:

■ China Telephone Company	■ Oxford West Telephone Company
■ Cobbosseecontee Telephone & Telegraph Company	■ Pine Tree Telephone & Telegraph Company
■ Community Service Telephone Company	■ Saco River Telegraph and Telephone Company
■ Hampden Telephone Company	■ Sidney Telephone Company
■ Hartland & St. Albans Telephone Company	■ Somerset Telephone Company
■ Island Telephone Company	■ Standish Telephone Company
■ Lincolnville Telephone Company	■ Tidewater Telecom Inc.
■ Maine Telephone Company	■ Union River Telephone Company
■ Mid-Maine Telcom	■ UniTel Inc.
■ Northland Telephone Company	■ Warren Telephone Company
■ Oxford Telephone Company	■ West Penobscot Telephone Company

In signing the Settlement Agreement, the 22 Independents have indicated that they are satisfied that the terms of the Settlement Agreement are sufficient to ensure that FairPoint will continue to provide them with the same services that they currently receive from Verizon, in a manner that will allow each company to continue to provide the same high quality of service that they currently provide to their customers.

 “We are gratified to have reached a settlement with the 22 Independents in Maine,” said Gene Johnson, Chairman and CEO of FairPoint.  “We will continue to seek settlements with other intervenors, steadily moving forward on securing all necessary approvals for the transaction.”

In January, FairPoint submitted its applications for approval of the acquisition of Verizon’s wireline operations in Maine, New Hampshire and Vermont. The petitions are currently being reviewed by the Public Utilities Commissions of Maine and New Hampshire, and the Public Service Board of Vermont, as well as by the Federal Communications Commission.

About FairPoint
FairPoint is a leading provider of communications services to rural and small urban communities across the country. Incorporated in 1991, FairPoint's mission is to acquire and operate telecommunications companies that set the standard of excellence for the delivery of service to rural and small urban communities. Today, FairPoint owns and operates 30 local exchange companies located in 18 states offering an array of services, including local and long distance voice, data, Internet and broadband offerings. FairPoint is traded on the New York Stock Exchange under the symbol “FRP”.

This press release may contain forward-looking statements by FairPoint that are not based on historical fact, including, without limitation, statements containing the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions and statements related to potential cost savings and synergies expected to be realized in the merger. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include those risks described from time to time in FairPoint’s filings with the Securities and Exchange Commission ("SEC"), including, without limitation, the risks described in FairPoint’s most recent Annual Report on Form 10-K on file with the SEC.  These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements.  All information is current as of the date this press release is issued, and FairPoint undertakes no duty to update this information.  Source: FairPoint Communications, Inc., www.fairpoint.com.

FairPoint has filed, and the SEC has declared effective, a registration statement in connection with the proposed merger.  FairPoint urges investors to read these documents and other materials filed and to be filed by FairPoint relating to the proposed merger because they contain and will contain important information.  Investors can obtain copies of the registration statement, as well as other filed documents containing information about FairPoint and the proposed merger, at www.sec.gov, the SEC’s website. Investors may also obtain free copies of these documents and FairPoint’s other SEC filings at www.fairpoint.com under the Investor Relations section, or by written request to FairPoint Communications, Inc., 521 E. Morehead Street, Suite 250, Charlotte, NC 28202, Attention: Investor Relations.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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